Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A of our reports dated January 10, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Urstadt Biddle Properties Inc’s Annual Report on Form 10K for the year ended October 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF
Certified Public Accountants
A Professional Corporation

New York, NY
October 1, 2008
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